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Exhibit 15.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form F-10 (registration no. 333-174751), Form F-3D (registration no. 333-183723) and Form S-8 (registration nos. 333-130339 and 333-152004) of our reports dated March 26, 2013, with respect to the consolidated financial statements of Agnico-Eagle Mines Limited and to the effectiveness of internal control over financial reporting of Agnico-Eagle Mines Limited, which reports are included in the Annual Report on Form 20-F of Agnico-Eagle Mines Limited for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 28, 2013.

Toronto, Canada April 2, 2013
/s/ ERNST & YOUNG LLP ERNST & YOUNG LLP Chartered Accountants Licensed Public Accountants

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  Exhibit 15.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM